                                                                     Exhibit 3.2

FILED #C6469-98

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                                             Filed by:
                           (After issuance of stock)

                               COLOR STRATEGIES
          -----------------------------------------------------------
                              Name of Corporation

     IN THE OFFICE OF
     /S/ DEAN HELLER
DEAN HELLER SECRETARY OF STATE

I, the undersigned,                 Tami Tischner                  and
                    ---------------------------------------------
                            President or Vice President

   Tami Tischner                  of              COLOR STRATEGIES
----------------------------------  ------------------------------------------
 Secretary or Assistant Secretary                Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 20th day of December 1999, adopted a resolution to amend the
            ----        --------   --
original articles as follows:

     Article ONE is hereby amended to read as folows:
             ---

         The name of the corporation is:

                        INFINITE TECHNOLOGY CORPORATION


     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 401,800 that the said change(s)
                                                 -------
and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                           /s/ Tami Tischner
                                         -----------------------------------
                                           President or Vice President

                                           /s/ Tami Tischner
                                         -----------------------------------
                                           Secretary or Assistant Secretary

State of  Nevada  )
         -------- )
                  )  ss.
County of  Clark  )
          ------- )

      On December 22, 1999 personally appeared before me, a Notary Public.
         -----------------
Tami Tischner                                        who acknowledged
---------------------------------------------------
Name(s) of Persons Appearing and Signing Statement

that they executed the above instrument.

                              /s/ Rachael A. Burton
                           ----------------------------------------
                                Signature of Notary


===============================================================
[STAMP OR SEAL]              Notary Public--State of Nevada
 APPEARS HERE]                      County of Clark
                                   RACHAEL A. BURTON
  No. 97-1262-1           My Appointment Expires April 18, 2001
===============================================================